Exhibit 6.27

ALTERNATIVE BALLISTICS CORPORATION,

A NEVADA CORPORATION

BRIDGE LOAN OFFERING DOCUMENTS

January 28, 2025

Documents included in this package:

1.	Instructions for Payment

2.	Subscription Agreement

3.	Investor Representations and Warranties Agreement

4.	Convertible Note

5.	Warrant Agreement

6.	Disclosure Document

INSTRUCTIONS FOR PAYMENT

Review and complete the Bridge Loan Offering Documents and mail or deliver them, along with a check made payable to “American Ballistics Corporation” in the amount of your investment to:

American Ballistics Corporation

Attn: Steve Luna, Chief Executive Officer

5940 S. Rainbow Blvd.

Las Vegas, NV 89118

For any inquiries, please contact:

Steve Luna, Chief Executive Officer

Email: steve@alternativeballistics.com

Phone: 619-326-4411

We prefer you to send a wire transfer instead of a check. Please scan and email the signed Bridge Loan Offering Documents to the email address above and send the wire transfer using these instructions:

Wiring Instructions:

US Bank

Wire Transfer Department

P.O. Box 64830

St. Paul, MN 55164-0830

Phone: 800-872-2657

Routing Number: 122235821

For Further Credit to: Alternative Ballistics Corporation

Account Number: 157523676557

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is made on January 28, 2025 by and between Alternative Ballistics Corporation, a Nevada corporation (the “Company”) and Solyco CAC LLC, a Michigan limited liability company (the “Investor”) (the Company and the Investor may be referred to individually as a “Party” or collectively as the “Parties”) as of the date set forth on the signature page of this Agreement.

RECITALS:

WHEREAS, the Company is offering to Purchaser a $500,000 Convertible Note, convertible into shares of common stock at a 30% discount to the Qualified Offering Price (defined below) (the “Note”) with 100% warrant coverage (the “Warrant”);

WHEREAS, the Investor desires to subscribe for the Note and Warrant (and together with the shares of common stock into which the Note is convertible, and the shares of common stock underlying the Warrant, referred to herein as the “Securities”) for the purchase price of $500,000 (the “Purchase Price”); and

WHEREAS, this Subscription Agreement is part of a package of documents, including Instructions for Payment, Investor Representations and Warranties Agreement, the Note, Warrant, and Disclosure Document (hereinafter defined), all of which are incorporated herein by reference (the “Transaction Documents”).

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

ARTICLE I.

THE SECURITIES

Section 1.01. THE PURCHASE OF THE SECURITIES

(a) Subscription. The Investor is purchasing the Securities, on the terms set forth in this Agreement.

(b) Convertible Note. The Note shall be in the form attached hereto, the terms of which are hereby incorporated herein as if such Note was fully set forth herein; provided, however, that in the event of any conflict between the express provisions of the Note and this Subscription Agreement, the provisions of the Note shall control.

i. Loan Amount. The Note shall be in the amount of $500,000. Investor shall pay for the Securities in three installments, as follows:

$250,000	February 28, 2025

$250,000	March 31, 2025

ii. Maturity Date. The principal balance and all accrued and unpaid interest thereon shall be due and payable nine months from the date of the Note.

iii. Interest Rate. The Note shall bear an interest rate of 14% per annum.

iv. Prepayment. In the event of a prepayment of the Loan prior to the Maturity Date, the Company shall pay 120% of the Principal Balance plus any accrued and unpaid interest on the original Principal Balance of the Note.

v. Repayment Upon a Qualified Offering. In the event a Qualified Offering (defined below) closes prior to the Maturity Date, the Investor has the option (a) to be repaid from the proceeds of the Qualified Offering within five days from the closing of the Qualified Offering; or (b) in the event that the Investor does not exercise such option for repayment, then the Note shall automatically convert into shares of common stock 30 days following the closing of the Qualified Offering pursuant to the conversion terms set forth below. A “Qualified Offering” shall mean a public offering in the United States pursuant to a registration statement declared effective by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), with minimum gross proceeds of $5,000,000, pursuant to which the common stock is listed for trading on Nasdaq or a similar U.S. nationally recognized stock exchange.

vi. Conversion. The Principal Balance and all accrued and unpaid interest may be converted at any time prior to the Maturity Date at the option of the Company into shares of common stock at the Conversion Price. The “Conversion Price” shall be such price equal to the lower of (i) a 30% discount to the “Qualified Offering Price,” which shall be defined as the price at which the Qualified Offering is consummated and (ii) any conversion price offered to other noteholders on notes issued subsequent to the issue date of the Note.

(c) Warrant. The Warrant shall be in the form attached hereto, the terms of which are hereby incorporated herein as if such Warrant were fully set forth herein; provided, however, that in the event of any conflict between the express provisions of the Warrant and this Subscription Agreement, the provisions of the Warrant shall control.

i. Exercise Price. The Warrant shall have an exercise price equal to the lower of (i) $2.00 or (ii) a 50% discount to the Qualified Offering Price.

ii. Term. The Warrant shall be exercisable for five years from the date of issuance.

iii. Leak Out. During the Leak Out Period (defined below), the Investor’s sale of common stock upon exercise of the Warrants shall be limited to 5% of the daily trading volume of the common stock on the immediately prior Trading Day. “Trading Day” shall mean a day on which Nasdaq or a similar U.S. nationally-recognized stock exchange is open for trading. “Leak Out Period” shall mean 12 months following the closing of the Qualified Offering.

iv. Mandatory Exercise of Warrants. The Company shall have the right to require the Investor to exercise all or any portion of the Warrant that is still unexercised for a cash exercise when the closing price of the Company’s common stock on Nasdaq or a similar U.S. nationally recognized stock exchange equals or exceeds $5.00 for ten consecutive Trading Days. The Company shall deliver to the Investor a notice to exercise and any amount not exercised following such notice shall be immediately forfeited.

(d) Board Seat. In further consideration of the investment and Investor’s prior $1,000,000 investment in the Company, Investor shall be entitled, but not required to, designate for appointment to the Board of Directors of the Company (“Company’s Board”) one nominee to serve as a member of the Company’s Board (“Investor’s Nominee” and such designation right, “Investor’s Designation Right”); provided that Investor’s Nominee shall have the requisite skill and experience to serve as a director of a public company and Investor’s Nominee shall not be prohibited from serving as a member of the Company’s Board pursuant to any rule or regulation of the Commission or the national stock exchange upon which the Company’s common stock is then traded. Upon notification of the name of Investor’s Nominee, the Company shall have 15 days to cause the Company’s Board to appoint Investor’s Nominee to the Company’s Board if a vacancy then exists on the Board which may be filled by the Board, or, if no vacancy exists on the Board, to nominate Investor’s Nominee for election at the next annual meeting of the Company’s stockholders and to cause the Company’s Board to recommend that the stockholders of the Company vote in favor of the election of Investor’s Nominee. Investor’s Nominee shall be included under the Company’s D&O insurance coverage and awarded equity and other compensation consistent with other independent directors of the Company. Investor has the right to appoint alternative nominees in the event any Investor’s Nominee resigns from the Board of Directors of the Company or is not qualified or elected to serve on the Board. Investor’s Designation Right shall continue until the payment in full of the Note and the prior $1,000,000 note and Investor ceasing to be a shareholder of the Company.

(e) Board Observer Seat. Investor shall also be entitled to have one board observer in attendance at the meetings of the Board of Directors (“Board Observer”). Such Board Observer shall have the right to attend all such meetings, but will not have any voting rights, will not be entitled to any compensation, and will not be included in the Company’s D&O insurance coverage. Investor’s right to have a Board Observer shall continue until such date as the payment in full of the Note and the prior $1,000,000 note and Investor ceasing to be a shareholder of the Company.

Section 1.02. CLOSING.

The purchase and sale of the Securities will take place at one closing (the “Closing”) at a time and date as soon as practicable after all the conditions set forth in Articles III and IV hereof have been satisfied (“Closing Date”), and at such time and location as the Investor and the Company shall agree.

Section 1.03. DELIVERY.

At or prior to the Closing, the Investor shall deliver to the Company the Purchase Price for the Securities and all Transaction Documents signed by the Investor. At the Closing, the Company shall deliver to the Investor all Transaction Documents counter-signed by the Company.

Section 1.04. LEGENDS; SECURITIES NOT REGISTERED UNDER THE SECURITIES ACT OF 1933.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Act”). Each of the certificates for the Securities shall bear substantially the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

The Offering is not a public offering and is intended to be made pursuant to exemptions from registration as set forth in Section 4(2) of the Act and Regulation D as promulgated by the Securities and Exchange Commission (“SEC”) under the Act. This Offering is also intended to be exempt from the registration requirements of various state securities laws as may be applicable.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

WARRANTIES.

The Investor makes each and every one of the representations and warranties set forth in the document entitled Investor Representations and Warranties Agreement attached hereto and incorporated herein by this reference as if such document were set forth herein in its entirety.

Section 2.02. COMPANY REPRESENTATIONS AND WARRANTIES.

The Company hereby represents, warrants, and covenants to the Investor as follows:

(a) The Company has been duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing and where failure to so qualify would have a material effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its businesses as described in the Company’s Offering Circular on Form 1-A dated June 10, 2024 (hereinafter, the “Disclosure Document”) and the Company is doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, and permits and all federal, state, and local laws, rules, and regulations concerning the business in which it is engaged except where the failure so to do business in compliance would not have a material adverse effect on the business of the Company. The disclosures herein and in the Disclosure Document concerning the effects of federal, state, and local regulation on the Company’s business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into the Transaction Documents and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals, and orders required in connection herewith and therewith have been obtained or will have been obtained prior to the Closing Date. No consent, authorization, or order of, and no filing with any court, government agency, or other body is required for the issuance of the Securities pursuant to this Agreement except with respect to applicable federal and state securities laws.

(b) This Agreement and the Transaction Documents have been duly and validly authorized, executed, and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their respective terms, except to the extent that the enforceability hereof or thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect and affecting the rights of creditors generally; (B) limitations upon the power of a court to grant specific performance or any other equitable remedy; or (C) a finding by a court of competent jurisdiction that the indemnification provisions herein are in violation of public policy. The Securities have been duly authorized and are validly issued, fully paid, and non-assessable; all corporate action required to be taken for the authorization, issue, and sale of such securities has been duly and validly taken; and to the best knowledge of the Company, the Securities are not and will not be subject to the preemptive rights of any stockholder of the Company.

(c) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it, free and clear of all liens, claims, encumbrances, security interests, and defects of any material nature whatsoever, except for Permitted Liens. “Permitted Liens” means liens, claims, encumbrances, security interests, and defects of any material nature whatsoever that are described in the Disclosure Document or otherwise disclosed to the Investor.

(d) There is no litigation or governmental proceeding pending or threatened against or involving the properties or business of the Company which the Company believes would materially adversely affect the value or the operation of the properties or the business of the Company, except as set forth in the Disclosure Document.

(e) There has been no material adverse change in the condition or prospects for commercialization of the Company, financial or otherwise, as of the latest dates as of which such condition or prospects, respectively, are set forth in this Agreement and the Disclosure Document; and the outstanding debt, property, and the business of the Company conform in all material respects to the descriptions thereof contained herein and therein.

(f) The Securities shall conform in all respects to all statements in relation thereto contained herein or in the Disclosure Document.

(g) The Company is not in material violation of its Articles of Incorporation, or its Bylaws. Neither the execution and delivery of the Transaction Documents, nor the issuance of the Securities, nor the consummation of any of the transactions contemplated herein or in the Note or Warrant, nor the compliance by the Company with the terms and provisions contained herein, or in the Note or Warrant, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is subject; nor will such action result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company, or any statute or any order, rule, or regulation applicable to the Company of any court or of any federal, state, or other regulatory authority or other government body having jurisdiction over the Company; except for any conflict, breach, default, lien, charge, or encumbrance which does not have a material and adverse effect on the Company, any of its business, property, or assets or any transactions contemplated hereby or by the Note or Warrant.

(h) Subsequent to the dates as of which information is given in this Agreement or the Disclosure Document, and except as may otherwise be indicated or contemplated herein or therein, the Company has not entered into any transaction other than in the ordinary course of business or declared or paid any dividend or made any other distribution on or in respect of its capital stock. The Investor acknowledges that the Company may conduct financing activities in the future which would result in the issuance of securities of the Company to third parties.

(i) The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, other than Permitted Liens, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patents applications, and licenses necessary to conduct and material to their businesses (including, without limitation any such licenses or rights described herein as being owned or possessed by the Company), and there is no material claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications, and licenses used in the conduct of the Company’s business (including, without limitation, any such licenses or rights described herein or in the Disclosure Document as being owned or possessed by the Company); the Company’s current products, services, and processes do not and will not infringe on any patents currently held by third parties, to the best knowledge of the Company.

(j) Neither the Disclosure Document nor any of the documents contained in the Transaction Documents contain any untrue statement of a material fact or omits to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein, considering the circumstances under which they were made, not misleading. All statements of material facts herein or therein (including, without limitation, any attachment, exhibit, or schedule hereto or thereto) are true and correct as of the date hereof and will be true and correct on the Closing Date.

(k) The Company shall use the proceeds from this Offering for costs and expenses of related to its initial public offering as well as for general working capital purposes.

(l) Neither the Company, nor any of its respective officers, directors, employees, or agents, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift, or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee, or agent of a customer or supplier, or official or employee of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign), or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal, or governmental litigation or proceeding; (B) if not given in the past, might have had a materially adverse effect on the assets, business, or operations of the Company as reflected in the financial statements delivered to the Investor, if any; or (C) if not continued in the future, might adversely affect the assets, business, operations, or prospects of the Company.

(m)The Company has not paid or promised to pay any form of compensation to any unlicensed finders, whether in the form of finder’s fees, origination fees, referral fees, or otherwise, in connection with this Offering.

ARTICLE III.

CONDITIONS TO THE INVESTOR’S OBLIGATIONS

The obligation of the Investor to purchase the Securities at Closing is subject to the following conditions:

(a) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Closing.

(b) There shall be no preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, nor any statute, rule, regulation, or order promulgated or enacted by any governmental authority, prohibiting, or otherwise restraining the sale or purchase of the Securities.

(c) On or prior to the Closing Date, the Investor shall have been furnished such documents, certificates, and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters set forth herein, or in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, or conditions herein contained.

(d) Prior to the Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the condition, prospects, or the business activities, financial or otherwise, of the Company as a whole, from the latest dates as of which such condition is set forth in this Subscription Agreement and the Disclosure Document; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in this Subscription Agreement which is material to the Company and which has not been disclosed to the Investor in writing; (iii) the Company shall not be in default in any material respect under any provision of any instrument relating to any outstanding indebtedness; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged; and (v) no action, suit, or proceeding, at law or in equity, shall have been pending or threatened against the Company or affecting any of its respective properties or businesses before or by any court of federal or state commission, board, or other administrative agency wherein an unfavorable decision, ruling, or finding could materially adversely affect the business, operations, prospects, or financial condition or income of the Company.

ARTICLE IV.

CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to sell the Securities under this Agreement at the Closing is subject to the following conditions:

(a) The representations and warranties of the Investor contained in the document entitled Investor Representations and Warranties Agreement attached hereto shall be true and correct in material respects on and as of the Closing.

(b) There shall be no preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, nor any statute, rule, regulation, or order promulgated or enacted by any governmental authority, prohibiting, or otherwise restraining the sale or purchase of the Securities.

ARTICLE V.

INDEMNIFICATION

(a) The Company hereby agrees to defend, indemnify, and hold harmless the Investor, their stockholders, directors, partners, employees, agents, attorneys, and each person, if any, who controls such Investor within the meaning of the Act against any and all losses, claims, damages, or liabilities to which such Investor or any such stockholder, director, partner, employee, agent, attorney, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained herein, in the Disclosure Document, or in any statement made to or in any filing with the Commission or to or with any state securities commission, bureau, or office (including any amendments thereto), or arise out of or based upon the omission or alleged omission to state herein or therein a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading (unless such statements are made or omitted in reliance upon and in conformity with written information furnished to the Company with respect to such Investor by such Investor expressly for use herein or therein or any amendment hereof or supplement hereto), or any violation by the Company of the Act or state “blue sky” laws, or any breach by the Company of their obligations, representations, or warranties hereunder or with respect to the Securities.

(b) The Investor hereby agrees to defend, indemnify, and hold harmless the Company and its respective stockholders, directors, employees, agents, and each person, if any, who controls any of the foregoing within the meaning of the Act against any and all losses, claims, damages, or liabilities to which the Company or any of the Company’s stockholders, directors, employees, agents, or controlling persons may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any written statement as it relates to the Offering, as made by the Investor, its stockholders, directors, partners, agents, or employees or any breach by such Investor of its obligations, representations, or warranties hereunder, provided that such statement or breach was made knowingly and intentionally.

(c) Promptly after receipt by an indemnified party under either subparagraph (a) or (b), as the case may be, of the notice of commencement of any action covered by subparagraph (a) or (b), such indemnified party shall within five business days notify the indemnifying party of the commencement thereof; the omission by one indemnified party to so notify such indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent such indemnifying party has been materially prejudiced by such omission, shall not relieve the indemnifying party of its obligation to indemnify any other indemnified party that has given such notice and shall not relieve the indemnifying party of any liability outside of this indemnification. If any action is brought against the indemnified party, it shall notify the indemnifying party in a timely manner, the indemnifying party will be entitled to participate in such action and, to the extent it may desire, to assume and control the defense thereof with counsel chosen by it. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subparagraph for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, but the indemnified party may, at its own expenses, participate in such defense by counsel chosen by it without, however, impairing the indemnifying party’s control of the defense. Notwithstanding anything to the contrary contained herein, the indemnified party shall have the right to choose its own counsel and control the defense of any action, all at the reasonable expense of the indemnifying party, if (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party; (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action; or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to such indemnified party that differ from the defenses available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party), in any of which events such reasonable fees and expenses of one additional counsel (for all indemnified parties) shall be borne by the indemnifying party (in the case of the Investor, one additional counsel for Investor). No settlement of any action or proceeding against an indemnified party shall be made without the consent of the indemnified party, which consent shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution under the Act in any case in which (i) any indemnified party makes a claim for indemnification pursuant to this paragraph but it is judicially determined (by entry of a final judgment or decree by a court of competent jurisdiction and the expiration of the time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact the this paragraph provides for indemnification in such case, or (ii) contribution under the Act is required on the part of any such person in circumstances for which indemnification is provided under this paragraph, then, in each such case, the Company shall be solely responsible for all aggregate losses, claims, damages, or liabilities, and the Investor shall not be required to contribute to these losses beyond the amount of the Securities purchased by such Investor pursuant to the Subscription Agreement; provided, that in any such case, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI.

NOTICES

Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the Parties as follows:

Company: Alternative Ballistics Corporation

5940 S. Rainbow Blvd.

Las Vegas, NV 89118

Email: steve@alternativeballistics.com

Attn: Steven Luna, CEO

With Copy to: FitzGerald Kreditor Bolduc Risbrough LLP

2 Park Plaza, Suite 850

Irvine, California 92614

Email: lbolduc@fkbrlegal.com

Attn: Lynne Bolduc, Esq.

Investor: At the address below Investor’s signature on this Agreement

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this Article, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Article, such notice shall be conclusively deemed given at the time of delivery if during business hours and if not during business hours, at the next business day after delivery, provided a confirmation is obtained by the sender.

ARTICLE VII.

MISCELLANEOUS

(a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California applicable to contracts made and to be performed entirely therein, without giving effect to the rules of conflicts of law. The Parties agree that the courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(b) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(c) This Agreement represents the entire agreement between the Parties relating to the subject matter hereof, superseding any and all prior to contemporaneous oral and prior written agreements and understandings. This Agreement may not be modified or amended, nor may any right be waived except by a writing signed by the party against whom the modification or waiver is sought to be enforced.

(d) The warranties, representations, and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(e) The captions and headings contained herein are solely for convenience of reference and do not constitute a part of this Agreement.

(f) Each of the Transaction Documents is hereby incorporated herein as if each of such attachments were fully set forth herein in its entirety. Each of such attachments is hereby expressly made a part of this Agreement.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

(h) All Parties to this Agreement have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

(i) The term “days,” as used in this Agreement and in all documents contained in the Transaction Documents, refers to calendar days unless otherwise clearly indicated.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Agreement as of the January 28, 2025.

COMPANY:

Alternative Ballistics Corporation,
a Nevada corporation

/s/ Steven Luna
By: Steven Luna
Its: Chief Executive Officer

PURCHASER:

SOLYCO CAC LLC,

a Michigan limited liability company

A. Has the limited liability company been formed for the specific purpose of investing in the Units?

☐ YES ☒ NO

If your answer to question A is “No” CHECK whichever of the following statements (1-5) is applicable to you. If your answer to question A is “Yes” the Purchaser must be able to certify to statement (B) below in order to qualify as an “accredited investor.”

The undersigned entity certifies that it is an “accredited investor” because it is:

1. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

2. _______ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

3. _______ each of its shareholders, partners, or beneficiaries meets at least one of the following conditions described above under Individual Accredited Investor Status. Please also CHECK the appropriate space in that section below; or

4. _______ the plan is a self directed employee benefit plan and the investment decision is made solely by a person that meets at least one of the conditions described above under Individual Accredited Investor Status; or

5. ___X____ an entity with total assets in excess of $5,000,000.

B. If the answer to Question A above is “Yes,” please certify the statement below is true and correct:

_______ The undersigned entity certifies that it is an accredited investor because each of its members meets at least one of the following conditions described below under Individual Accredited Investor Status. Please also CHECK the appropriate space in that section.

ONLY COMPLETE THE FOLLOWING IF YOU CHECKED A.3. OR B:, AND THEN PLEASE COMPLETE THE FOLLOWING FOR EVERY MEMBER OF THE LIMITED LIABILITY COMPANY:

1. Member Name:

I certify that I am an individual “accredited investor” because:

_______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

OR

_______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (excluding my (our) primary residence).

2. Member Name:

I certify that I am an individual “accredited investor” because:

_______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

OR

_______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (excluding my (our) primary residence).

3. Member Name:

I certify that I am an individual “accredited investor” because:

_______ I had an individual income of more than $200,000 in each of the two most recent calendar years, and I reasonably expect to have an individual income in excess of $200,000 in the current calendar year; or my spouse and I had joint income in excess of $300,000 in each of the two most recent calendar years, and we reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

OR

_______ I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000 (excluding my (our) primary residence).

[If there are additional members of the LLC, please duplicate this page.]

SOLYCO CAC LLC, a Michigan limited liability company

Print Name: John Garcia
Its: Managing Director

/s/ John Garcia
[Signature]

400 Water Street, Suite 203
Address

Rochester, MI 48307
Address

jgarcia@solycocapital.com
Email Address

85-3182912
Social Security/Tax I.D. Number

INVESTOR REPRESENTATIONS AND WARRANTIES AGREEMENT

This INVESTOR REPRESENTATIONS AND WARRANTIES AGREEMENT (“Agreement”), dated as of the date set forth on the signature page of this Agreement, is by and between Alternative Ballistics Corporation, a Nevada corporation (the “Company”) and the purchaser set forth on the signature page of this Agreement, or assigns (the “Investor”) (the Company and the Investor may be referred to individually as a “Party” and, collectively, as the “Parties”).

RECITALS:

This Agreement is being made pursuant to an Offering by the Company of the purchase of a Convertible Note (the “Note”) and warrants to purchase shares of common stock (the “Warrant” and collectively with the Note, the shares of common stock into which the Note is convertible, and the shares of common stock underlying the Warrant, the “Securities”). The Securities are being issued on the Closing (as defined in the Subscription Agreement) pursuant to a Subscription Agreement of even date herewith between the Company and the Investor which contains representations and warranties and additional covenants of the Company with respect to the sale of the Securities. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Subscription Agreement. THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

ARTICLE 1.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants that:

(a) Investor acknowledges that the Securities are “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), that the Securities will include the restrictive legend set forth in Section 1.04 of the Subscription Agreement, and, except as otherwise set forth in the Subscription Agreement, that the Securities cannot be sold unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless Investor otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(b) Investor has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Securities. Investor represents that Investor is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Investor has reviewed the Transaction Documents with care. Additionally, Investor has had a full opportunity to inspect the Disclosure Document and to make any and all inquiries of Company officers and directors regarding the Company and its business as Investor has deemed appropriate.

(c) Investor is an “Accredited Investor” as defined in Regulation D of the Act. Investor, either alone or with Investor’s professional advisers who are unaffiliated with, have no equity interest in, and are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of an investment in the Securities offered by the Company and of making an informed investment decision with respect thereto and has the capacity to protect Investor’s own interests in connection with Investor’s proposed investment in the Securities.

(d) Investor is acquiring the Securities solely for Investor’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Securities.

(e) Investor will not sell or otherwise transfer the Securities without registration under the Act or an exemption therefrom and fully understands and agrees that Investor must bear the economic risk of Investor’s purchase for an indefinite period of time because, among other reasons, the Securities have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned, or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

ARTICLE 2.

MISCELLANEOUS

(a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California applicable to contracts made and to be performed entirely therein, without giving effect to the rules of conflicts of law. The Parties agree that the courts of the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Agreement and the transactions contemplated herein.

(b) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

(c) The warranties and representations of the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(d) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that this Agreement may be executed by facsimile signatures and such signatures shall be deemed originals.

(e) All Parties to this Agreement have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

IN WITNESS HEREOF, the Parties hereto have executed this Agreement as of January 28, 2025.

COMPANY:

Alternative Ballistics Corporation,
a Nevada corporation

/s/ Steven Luna
By:	Steven Luna
Its:	Chief Executive Officer

INVESTOR:

SOLYCO CAC LLC,
a Michigan limited liability company

/s/ John Garcia
By:	John Garcia
Its:	Managing Director

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

ALTERNATIVE BALLISTICS CORPORATION,

A NEVADA CORPORATION

CONVERTIBLE NOTE

This Convertible Note (this “Note”) has been issued pursuant to a Subscription Agreement dated January 28, 2025 (the “Subscription Agreement”) between the Company and the holder of this Note (the “Noteholder”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Subscription Agreement, the provisions of which are incorporated herein by reference.

$500,000	Date: January 28, 2025

1. The Obligation. FOR VALUE RECEIVED, the undersigned, Alternative Ballistics Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of Solyco CAC LLC, a Michigan limited liability company, or its assigns (collectively, the “Noteholder”), in lawful money of the United States of America, and in immediately payable funds, the principal sum of $500,000 (the “Obligation”). The principal amount loaned by Noteholder to the Company shall accrue interest thereon from the date of this Note. Interest shall be paid according to Section 2 below and all amounts due under this Note shall be paid upon the Maturity Date set forth in Section 3 below. The Company has the right to assign this Note upon written notice to the Noteholder. (The Noteholder and the Company may be referred to individually as a “Party” and collectively as the “Parties” in this Note.)

2. Interest. The principal amount of this Note that may be outstanding from time to time shall bear interest at a rate equal to 14% per annum. Interest, if any, shall be computed hereunder based on a 365-day year and paid for the actual number of days elapsed for any whole or partial month in which principal is outstanding, which interest shall then be due and payable on the Maturity Date.

3. Payment Terms. The principal and interest of this Note shall be due and payable to the Noteholder nine months from the date of this Note (the “Maturity Date”) unless all principal and interest due under this Note have been prepaid pursuant to Section 4 herein or converted pursuant to Section 5 herein. Payments are to be made to the Noteholder at its address stated in the Subscription Agreement (or such other address as is designated by the Noteholder) in lawful money of the United States of America. Unless otherwise specified, payments received by the Noteholder pursuant to the terms hereof shall be applied, first, to the payment of all expenses, charges, late payment fees, costs, and fees incurred by or payable to the Noteholder and for which the Company is obligated pursuant to the terms of this Note; second, to the payment of interest; and third, to the payment of principal.

4. Prepayment.

4.1. Prepayment. The Company shall have the right to prepay all or any portion of the Loan outstanding at any time; provided, however, in the event of a prepayment, the Company shall pay 120% of the Principal Balance plus accrued and unpaid interest on the original Principal Balance of the Note. The Company shall deliver a notice of prepayment to Noteholder, which notice shall specify a prepayment date not less than 15 nor more than 30 days from the date of such notice (the “Prepayment Date”); provided, however, that the Investor will continue to have the right to convert the Note until the close of business of the fifth business day prior to the Prepayment Date.

4.2 Repayment Upon a Qualified Offering. The Company shall immediately notify the Noteholder in the event a Qualified Offering (defined below) closes prior to the Maturity Date. Following such notice, the Noteholder has the option to (a) be repaid from the proceeds of the Qualified Offering within five days from the closing of the Qualified Offering by providing to the Company written notice of its intent to exercise such option for repayment within five days of the notice; or (b) in the event that the Noteholder does not exercise such option for repayment, then the Note shall automatically convert into shares of common stock 30 days following the closing of the Qualified Offering pursuant to the conversion terms set forth in Section 5. A “Qualified Offering” shall mean a public offering in the United States pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, with minimum gross proceeds of $5,000,000, pursuant to which the common stock is listed for trading on Nasdaq or a similar U.S. nationally-recognized stock exchange

5. Conversion

5.1 Conversion Price. The Principal Balance may be converted at any time prior to the Maturity Date at the option of the Company into shares of the Company’s common stock at the Conversion Price. The “Conversion Price” shall be such price equal to the lower of (i) a 30% discount to the “Qualified Offering Price,” which shall be defined as the price at which the Qualified Offering is consummated and (ii) any conversion price offered to other noteholders on notes issued subsequent to the date of this Note.

5.2 Voluntary Conversion. This Note is convertible at the option of the Noteholder, in Noteholder’s sole discretion, in whole or in part, at any time prior to the Maturity Date or payment in full of the Note, whichever occurs first, for all or any portion of principal or interest, into shares of Common Stock of the Company at the Conversion Price.

5.3 Mechanics of Conversion. To effectuate a Voluntary Conversion, the Noteholder shall deliver to the Company a written Election to Convert, a form of which is attached hereto. Immediately upon receipt of the written Election to Convert, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Noteholder, and in such name or names as the Noteholder may designate, a certificate or other documentary evidence for the full number of shares of common stock (“Common Shares”) so purchased upon conversion of the Note. Such certificate or documentary evidence shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of delivery of the Election to Convert, notwithstanding that the certificate or documentary evidence representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Note shall be convertible, at the election of the Noteholder, either in full or from time to time in part and, in the event that the Note is converted in respect of less than all of the Common Shares specified therein at any time prior to the Maturity Date, a new Note evidencing the remaining portion of the indebtedness shall be issued by the Company to the Noteholder.

6. Representations, Warranties, and Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents, warrants, and covenants to Noteholder that, as of the date hereof:

6.1 Organization, Good Standing, and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

6.2 Authorization. All corporate action has been taken on the part of the Company, its officers, and directors necessary for the authorization, execution, and delivery of this Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Note the valid and enforceable obligations they purport to be.

6.3 Compliance with Other Instruments. The Company is not in violation of or in default under its Articles of Incorporation, as amended to date, or in any material respect of any term or provision of any loan, promissory note, mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order, or decree to which it is party or by which it is bound. The Company is not in violation of any federal or state statute, rule, or regulation applicable to the Company. The execution and delivery of this Note by the Company, the performance by the Company of its obligations pursuant to this Notes, and the issuance of the Common Shares, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Articles of Incorporation, as amended to date, or of any of its agreements material to the Company or its business, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

6.4 Valid Issuance of Common Shares. The Common Shares to be issued, sold, and delivered upon conversion of the Notes will be duly and validly issued, fully paid, and non assessable and, based in part upon the representations and warranties of the Company in this Note, will be issued in compliance with all applicable federal and state securities laws.

7. Representations and Warranties of Noteholder. In connection with the transactions provided for herein, Noteholder hereby represents and warrants to the Company that, as of the date a Note is issued to such Noteholder:

7.1 Authorization. This Note constitutes such Noteholder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Such Noteholder represents that it has full power and authority to enter into this Note.

7.2 Purchase Entirely for Own Account. Such Noteholder acknowledges that this Note is made with such Noteholder in reliance upon such Noteholder’s representation to the Company that this Note and the Common Shares (collectively, the “Securities”) will be acquired for investment for such Noteholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Noteholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Note, such Noteholder further represents that such Noteholder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participations to such person or to any third person with respect to the Securities. Notwithstanding the foregoing, such Noteholder shall have the right to transfer the Securities, all or in part, to any affiliate of Noteholder. Any such transferees shall execute and deliver appropriate documentation providing that the transferee agrees to be bound by the applicable provisions hereof.

7.3 Disclosure of Information. Such Noteholder acknowledges that they have received all the information they consider necessary or appropriate for deciding whether to acquire the Securities. Such Noteholder further represents that they have had an opportunity to ask questions and receive answers from the Company regarding the Company and this Note.

7.4 Investment Experience. Such Noteholder is an investor in securities of companies in the development stage and acknowledges that they able to fend for themselves; can bear the economic risk of this investment; and has such knowledge and experience in financial or business matters that he, she, or it is capable of evaluating the merits and risks of an investment in the Securities.

7.5 Restricted Securities. Noteholder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. Such Noteholder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

7.6 Legends. It is understood that the Securities may bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.”

8. Default. The occurrence of any one of the following events shall constitute an Event of Default:

(a) The non-payment, when due, of any principal or interest pursuant to this Note, regardless of whether the Company has received notice of such non-payment;

(b) The material breach of any representation or warranty in this Note. In the event the Noteholder becomes aware of a breach of this Section, the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days’ notice to effect a cure of such breach;

(c) The material breach of any covenant or undertaking in this Note, not otherwise provided for in this Section. In the event the Noteholder becomes aware of a breach of this Section, the Noteholder shall notify the Company in writing of such breach and the Company shall have ten days’ notice to effect a cure of such breach;

(d) A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its express maturity;

(e) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, receivership, dissolution, or liquidation law or statute or any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(f) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute or any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 30 days; or the issuance of any order, judgment, or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment, or decree remains undismissed for 30 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable. The Noteholder may also proceed against any guarantor of this obligation without waiving any rights under the terms of this Note.

9. Notice. Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic transmission to the addresses of the Parties set forth in the Subscription Agreement. The persons and addresses set forth in the Notice provision of the Subscription Agreement may be changed from time to time by a notice sent as aforesaid. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

10. Choice of Law. This Note and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

11. Exclusive Jurisdiction and Venue. The Parties agree that the state and federal courts in the County of Orange, State of California shall have sole and exclusive jurisdiction and venue for the resolution of all disputes arising under the terms of this Note and the transactions contemplated herein.

12. Attorneys’ Fees. In the event the Noteholder or any assignee thereof shall refer this Note to an attorney for collection, the Company agrees to pay all the costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees, whether or not suit is instituted.

13. Conformity with Law. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contract for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

14. Severability. Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction, to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it as of the date first set forth above.

COMPANY:

ALTERNATIVE BALLISTICS CORPORATION
a Nevada corporation

/s/ Steven Luna
By:	Steven Luna
Its:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SOLYCO CAC LLC,
a Michigan limited liability company

/s/ John Garcia
By:	John Garcia
Its:	Managing Director

FORM OF ELECTION TO CONVERT

The undersigned, the holder(s) of the attached Note, hereby irrevocably elects to exercise the right to convert $_____________ of the Note into shares of Common Stock of Alternative Ballistics Corporation and request that the certificates for such securities be issued in the name of, and delivered to, .

Dated: __________________________ SIGNATURE:

(Signature must conform in all respects to name
of Noteholder as specified in the Note)

(Insert Social Security or Federal Tax I.D.
Number of Noteholder)

IF NOTE IS HELD JOINTLY, BOTH PARTIES
MUST SIGN:

(Signature must conform in all respects to name
of Noteholder as specified in the Note)

(Insert Social Security or Federal Tax I.D.
Number of Joint Noteholder)

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

This Warrant Agreement (this “Warrant”) has been issued pursuant to a Subscription Agreement dated January 28, 2025 (the “Subscription Agreement”) between the Company and the holder of this Warrant (the “Holder”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Subscription Agreement, the provisions of which are incorporated herein by reference.

ALTERNATIVE BALLISTICS CORPORATION

a Nevada Corporation

WARRANT AGREEMENT

To Purchase Shares of Common Stock

Issue Date: January 28, 2025

THIS CERTIFIES that, for value received, SOLYCO CAC LLC, a Michigan limited liability company, or its assigns (the “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date hereof, to subscribe for and purchase from, ALTERNATIVE BALLISTICS CORPORATION, a Nevada corporation (the “Company”), certain fully paid, non-assessable shares of the Company’s common stock, par value $0.001 (“Common Stock”) set forth in Section 1 below at the Exercise Price (defined below), provided that such right will terminate, if not terminated earlier in accordance with the provisions hereof, at 5:00 p.m. (Pacific time) on the five year anniversary of the Issue Date (the “Expiration Date”). The purchase price and the number of shares for which this warrant (each a “Warrant,” and collectively, the “Warrants”) is exercisable are subject to adjustment, as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a) The term “Company” shall include Alternative Ballistics Corporation and any entity which shall succeed or assume the obligations of Alternative Ballistics Corporation hereunder.

(b) The term “Warrant Shares” includes (i) the Company’s common stock and (ii) any other securities into which or for which any of the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(c) The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

(e) A “Qualified Offering” shall mean a public offering in the United States pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, with minimum gross proceeds of $5,000,000, pursuant to which the common stock is listed for trading on Nasdaq or a similar U.S. nationally-recognized stock exchange.

(f) “Qualified Offering Price” shall be defined as the price at which the Qualified Offering is consummated.

(g) The term “Conversion Price” shall be such price equal to the lesser of (i) a 30% discount to the Qualified Offering Price and (ii) any conversion price offered to other noteholders on notes issued subsequent to the issue date of the Note.

(h) The term “Exercise Price” shall be equal to the lower of (i) $2.00 or (ii) a 50% discount to the Qualified Offering Price.

(i) The “Note” refers to that certain Promissory Note dated on even date herewith issued to the Holder pursuant to the above-referenced Subscription Agreement.

1. Number of Shares Issuable upon Exercise.

Unless sooner terminated in accordance herewith, from and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive up to five hundred thousand (500,000) Warrant Shares, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of the exercise notice attached hereto as Annex A (the “Notice of Exercise”) along with payment to the Company of the Exercise Price.

2. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the registered Holder hereof, in whole at any time or in part from time to time by delivery of the Notice of Exercise duly completed and delivered to the office of the Company, and upon payment of the Exercise Price of the shares thereby purchased (in the manner provided in Section 2(d) hereof); whereupon the Holder of this Warrant shall be entitled to receive a certificate for the number of Warrant Shares so purchased; provided that the Company will place on each certificate a legend substantially the same as that appearing on this Warrant, in addition to any legend required by any applicable state or federal law. If this Warrant is exercised in part, the Company will issue to the Holder hereof a new Warrant upon the same terms as this Warrant but for the balance of Warrant Shares for which this Warrant remains exercisable. The Company agrees that upon exercise of this Warrant the Holder shall be deemed to be the record owner of the Warrant Shares issued upon exercise as of the close of business on the date on which this Warrant shall have been exercised as aforesaid. This Warrant will be surrendered at the time of exercise or if lost, stolen, misplaced, or destroyed, the Holder will comply with Section 11 below.

(b) Certificates for Warrant Shares purchased hereunder shall be delivered to the Holder hereof within a reasonable time after the date on which this Warrant shall have been exercised as aforesaid.

(c) The Company covenants that all Warrant Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and nonassessable and free from all preemptive rights, taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue which shall be paid by the Company in accordance with Section 6 below).

(d) In order to exercise this Warrant with respect to all or any part of the Warrant Shares for which this Warrant is at the time exercisable, Holder (or any other person or persons exercising the Warrant) must take the following actions:

(i) Execute and deliver to the Company a written notice of exercise stating the number of Warrant Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Annex A; and

(ii) Pay the aggregate Exercise Price for the Warrant Shares by cash, wire transfer, or check made payable to the order of the Company.

3. Leak Out.

During the Leak Out Period (defined below), the Holder’s sale of common stock upon exercise of the Warrants shall be limited to 5% of the daily trading volume of the common stock on the immediately prior Trading Day. “Trading Day” shall mean a day on which Nasdaq or a similar U.S. nationally-recognized stock exchange is open for trading. “Leak Out Period” shall mean 12 months following the closing of the Qualified Offering.

4. Mandatory Exercise of Warrants.

At such time, if ever, that the Common Stock is listed on a national securities exchange or quoted in an over-the-counter market, the closing price of the Common Stock equals or exceeds $5.00 per share (which amount may be adjusted for certain capital events, such as stock splits) for ten consecutive trading days (the “Closing Price Measuring Period”), then the Company shall have the right to require the Holder to exercise all or any portion of this Warrant still unexercised, into fully paid, validly issued, and nonassessable shares of Common Stock at the Exercise Price. The Company may exercise its right to require exercise under this Section 4 by delivering within not more than five trading days following the end of such Closing Price Measuring Period a written notice thereof by electronic mail to the Holder (the “Mandatory Exercise Notice”). The Mandatory Exercise Notice shall be irrevocable. Following receipt of the Mandatory Exercise Notice, the Holder will be required to exercise all or any portion of this Warrant still unexercised within 30 calendar days from the date of the Mandatory Exercise Notice (the “Mandatory Exercise Period”). Any unexercised portion of this Warrant on the day immediately following the last day of the Mandatory Exercise Period shall be immediately forfeited.

5. No Fractional Shares.

The Company shall not be required to issue fractional Warrant Shares upon the exercise of this Warrant or to deliver Warrant Certificates which evidence fractional Warrant Shares. In the event that a fraction of a Warrant Share would, except for the provisions of this Section 5, be issuable upon the exercise of this Warrant, the Company shall round the fraction down to the next whole number of the Warrant Share.

6. Charges, Taxes, and Expenses.

Issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant, or in such name or names as may be directed by the Holder of this Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder of this Warrant, the Company may require, as a condition thereto, that the transferee execute an appropriate investment representation as may be reasonably required by the Company.

7. No Rights as Shareholders.

This Warrant does not entitle the Holder hereof to any voting rights or other rights as a Shareholder of the Company prior to the exercise hereof.

8. Securities Law Representations.

Holder represents and warrants to Company as follows:

(a) Holder acknowledges that the Warrant Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Act) (“Rule 144”) and that the certificates evidencing the Warrant Shares will include this legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.”

Holder further acknowledges that the Warrant Shares cannot be sold unless registered with the United States Securities and Exchange Commission and qualified by appropriate state securities regulators, or unless Holder obtains written consent from Company and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

(b) Holder has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Warrant and Warrant Shares offered by Company of the size contemplated. Holder represents that Holder is able to bear the economic risk of the investment and at the present time can afford a complete loss of such investment. Holder has had a full opportunity to inspect the books and records of the Company and to make any and all inquiries of Company officers and directors regarding the Company and its business as Holder has deemed appropriate.

(c) Holder is an “Accredited Investor” as defined in Regulation D of the Securities Act or Holder, either alone or with Holder’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Company or any affiliate or selling agent of Company, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of an investment in the Warrant and Warrant Shares offered by Company and of making an informed investment decision with respect thereto and has the capacity to protect Holder’s own interests in connection with Holder’s proposed investment in the Warrant and Warrant Shares.

(d) Holder is acquiring the Warrant and Warrant Shares solely for Holder’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Warrant or Warrant Shares.

9. Rule 144 Opinions.

The Company will, at its own expense, provide any and all legal opinions required for the removal of any restrictive legend from any stock certificates representing Warrant Shares under Rule 144. The Company will not unreasonably withhold any legal opinion required for the removal of the restrictive legend from any certificates representing the Warrant Shares pursuant to Rule 144 and will process such request within five business days of receipt of such request.

10. Exchange and Registry of Warrant.

This Warrant is exchangeable, upon the surrender hereof by the registered Holder at the office of the Company, for a new Warrant or Warrants aggregating the total Warrant Shares of the surrendered Warrant of like tenor and dated as of such exchange. The Company shall maintain at its office a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer, or exercise, in accordance with its terms, at such office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

11. Loss, Theft, Destruction, or Mutilation of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and in case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor (but with no additional rights or obligations) and dated as of such cancellation, in lieu of this Warrant.

12. Saturdays, Sundays, Holidays, etc.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday, or legal holiday.

13. Cash Distributions.

If the Company issues cash dividends or interest on the Company’s Common Stock or Other Securities that may become purchasable hereunder, the Exercise Price under this Warrant will be adjusted to reflect the diluted value of the Warrant.

14. Consolidation, Merger, or Sale of the Company.

If the Company is a party to a consolidation, merger, or transfer of assets which reclassifies or changes its outstanding Common Stock, the successor corporation (or corporation controlling the successor corporation or the Company, as the case may be) shall by operation of law assume the Company’s obligations under this Warrant. Upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash, or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, or transfer if the holder had exercised the Warrant immediately before the effective date of such transaction. As a condition to the consummation of such transaction, the Company shall arrange for the person or entity obligated to issue securities or deliver cash or other assets upon exercise of the Warrant to, concurrently with the consummation of such transaction, assume the Company’s obligations hereunder by executing an instrument so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 14.

15. Adjustments for Stock Splits, Combinations, etc.

The number of shares and class of capital stock purchasable under this Warrant are subject to adjustment from time to time as set forth in this Section 15.

(a) Adjustment for change in capital stock. If the Company:

(i) pays a dividend or makes a distribution on its Common Stock, in each case, in shares of its Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii) combines its outstanding shares of Common Stock into a smaller number of shares;

(iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

(v) issues by reclassification of its shares of Common Stock any shares of its capital stock;

then the number and classes of shares purchasable upon exercise of each Warrant in effect immediately prior to such action shall be adjusted so that the holder of any Warrant thereafter exercised may receive the number and classes of shares of capital stock of the Company which such holder would have owned immediately following such action if such holder had exercised the Warrant immediately prior to such action.

For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination, or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination, or reclassification.

If after an adjustment the Holder, upon exercise of a Warrant, may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall in good faith determine the allocation of the adjusted Exercise Price between or among the classes of capital stock. After such allocation, that portion of the Exercise Price applicable to each share of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Warrant. Notwithstanding the allocation of the Exercise Price between or among shares of capital stock as provided by this Section 15(a), a Warrant may only be exercised in full by payment of the entire Exercise Price currently in effect.

(b) The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company. The Company shall at all times in good faith assist in the carrying out of all the provisions of this Section 15 and take all necessary or appropriate actions to protect the exercise rights of the Holders of this Warrant against impairment, including but not limited to obtaining a written agreement from any successor or acquiring entity to honor this Warrant in full and recognizing the Holder’s right to the same terms and conditions in any new entity.

16. Certificate as to Adjustments.

In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant agent of the Company.

17. Reservation of Stock Issuable on Exercise of Warrant.

The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

18. Assignment; Exchange of Warrant.

This Warrant, and the rights evidenced hereby, may not be transferred to any third party other than an affiliate of the Holder without the prior written consent of the Company which may be withheld in the sole and absolute discretion of the Company and compliance with applicable securities laws. As a condition precedent to the Company considering whether to consent to a transfer, the Holder shall deliver to the Company a legal opinion from the Holder’s counsel that such transfer is exempt from the registration requirements of applicable securities laws at the Holder’s expense. If the Company consents to the proposed transfer (if applicable), upon surrender for exchange of this Warrant, together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws and payment by the Holder of any applicable transfer taxes, the Company will issue and deliver to or on the order of the Holder a new Warrant of like tenor, in the name of the Holder and/or the transferee(s) specified (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of Warrant Shares called for on the face or faces of the Warrant so surrendered by the Holder; and provided further, that upon any such transfer, the Company may require, as a condition thereto, that the Transferee execute an appropriate investment representation as may be reasonably required by the Company.

19. Notices.

Any notice, request, instruction, or other document required by the terms of this Note, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic transmission to the addresses of the Parties set forth in the Subscription Agreement. The persons and addresses set forth in the Notice provision of the Subscription Agreement may be changed from time to time by a notice sent as aforesaid. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

20. Notices of Record Date.

In case,

(a) The Company takes a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive a dividend, distribution, or any other rights;

(b) There is any capital reorganization of the Company, reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or consolidation or merger of the Company with or into another corporation which does not constitute a sale of the Company; or

(c) There is a voluntary or involuntary dissolution, liquidation, or winding up of the Company;

then, and in any such case, the Company shall cause to be mailed to the Holder, at least 20 business days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, dissolution, liquidation, or winding up is to take place and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, dissolution, liquidation, or winding up.

21. Amendments and Supplements.

The Company may from time to time supplement or amend this Warrant without the approval of any Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interest of the Holder. All other supplements or amendments to this Warrant must be signed by the party against whom such supplement or amendment is to be enforced.

22. Investment Intent.

Holder represents and warrants to the Company that Holder is acquiring the Warrants for investment and with no present intention of distributing or reselling any of the Warrants.

23. Miscellaneous.

(a) This Warrant shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. The Company and the Holder hereby submit to the exclusive jurisdiction of the Courts of Orange County, State of California for the resolution of all legal disputes arising under the terms of this Warrant. The Company and the Holder agree to waive trial by jury.

(b) If any action or proceeding is brought by the Company on the one hand or by the Holder on the other hand to enforce or continue any provision of this Warrant, the prevailing party’s costs and expenses, including its reasonable attorneys’ fees, in connection with such action or proceeding shall be paid by the other party.

(c) In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.

(d) The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized as of the date first written above.

COMPANY:

ALTERNATIVE BALLISTICS CORPORATION,
a Nevada corporation

/s/ Steven Luna
By:	Steven Luna
Its:	Chief Executive Officer

HOLDER:

SOLYCO CAC LLC,
a Michigan limited liability company

/s/ John Garcia
By:	John Garcia
Its:	Managing Director

ANNEX A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

NOTICE OF EXERCISE

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase shares of Common Stock of Alternative Ballistics Corporation and hereby makes payment of $ (at the rate of $________________ per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name (print)

Address (print)

Address (print)

ASSIGNMENT

FOR VALUE RECEIVED, does hereby sell, assign, and transfer unto , the right to purchase shares of Common Stock of Alternative Ballistics Corporation, evidenced by the within Warrant, and does hereby irrevocably constitute and appoint attorney to transfer such right on the books of Alternative Ballistics Corporation, with full power of substitution on the premises.

Dated: , 20___

Signature: ____________________

Notice: The signature of Notice of Exercise or Assignment must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever.

DISCLOSURE DOCUMENT

Offering Circular on Form 1-A

of

Alternative Ballistics Corporation

dated June 10, 2024

https://www.sec.gov/Archives/edgar/data/1834868/000149315224023306/partiiandiii.htm